UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 12, 2012

K-SWISS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

31248 Oak Crest Drive, Westlake Village, CA		91361
(Address of principal executive offices)		(Zip code)

818-706-5100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 9, 2012, K-Swiss Inc., a Delaware corporation (the “Company”), amended the Share Purchase and Shareholders’ Rights Agreement, dated as of May 16, 2008, as amended by Amendment No. 1 dated June 2, 2009, as amended by Amendment No. 2 dated May 1, 2010, by and among Christophe Mortemousque, Palladium SAS (“Palladium”) and the Company to revise the terms of the remaining future purchase price payable in 2013.  The future purchase price will be equal to €1,500,000 plus up to €500,000 based on an amount calculated in accordance with a formula driven by Palladium’s EBITDA for the twelve months ended December 31, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
10.1	Amendment No. 3 to Share Purchase and Shareholders’ Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date: July 12, 2012	By:	/s/ GEORGE POWLICK
George Powlick
Vice President Finance, Chief
Administrative Officer, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 3 to Share Purchase and Shareholders’ Rights Agreement.